                                                                   EXHIBIT 10.39


                       EXCLUSIVE REPRESENTATION AGREEMENT

                           LAST REVISED MARCH 15, 2000

        THIS AGREEMENT is made as of the 20th day of March, 2000, by and between BRIAN P. HAKAN & ASSOCIATES, INC., a Missouri corporation with its mailing address of 10800 Farley, Suite 310, Overland Park, Kansas 66210 ("Hakan"), and PETS.COM, INC., a Delaware corporation with a mailing address of 435 Brannan Street, San Francisco, California 94107 (the "Client").

        Hakan has offered to act as the Client's licensing representative to promote the use by third parties of official licensed merchandise directed to people containing the Pets.com Sock Puppet (which is set forth on Exhibit A and is hereinafter referred to as the "Symbol") and, as used in conjunction with the Symbol, Client's trademarks, logos, names, slogans, designs, likenesses, visual representations and other commercial Symbol set forth on Exhibit B (hereafter, such trademarks, logos, names, slogans, designs, likenesses, visual representations and other commercial Symbol set forth on Exhibit B shall collectively be referred to as the "Marks").

        The Client wishes to retain Hakan to act as its exclusive representative to promote the use by third parties of the Symbol for the commercial benefit of the Client, and Hakan has agreed to accept these duties, subject to the terms and conditions set forth below.

        IT IS THEREFORE AGREED AS FOLLOWS:

        1.     APPOINTMENT OF HAKAN:

        (a) The Client hereby appoints Hakan to be its exclusive world-wide representative (in all countries where Client has rights) to manage the licensing of the Symbol (and the Marks, but only when used with the Symbol) to licensees for the purpose of the manufacture and sale of tangible consumer products directed to people (such as hats, shirts, mugs, watches, mouse pads, stuffed animals and toys for people) containing the Symbol (collectively referred to as the "Included Licensing Opportunities").

        (b) In the event that Client desires to engage an outside agency to merchandize an additional commercial character developed by Client during the term of this Agreement, Client shall notify Hakan in writing of such desire and shall enter into exclusive good faith negotiations with Hakan for a period of fourteen (14) days from the date of such written notice. In the event the parties have not executed a definitive agreement within such fourteen (14) day period, Client shall be free to negotiate and enter into agreements with any third party regarding merchandizing any such additional commercial character.

        (c) Notwithstanding anything to the contrary herein, Hakan shall have no right to pursue any licensing agreement or relationship pursuant to which the Symbol (collectively referred to as the "Excluded Categories"):

               (i) will appear in an audio-visual work or audio work, such as a television show, radio show, television or radio commercial, motion picture, animated work, video game, audio CD or any work similar to the foregoing in any media now known or hereafter developed; or

               (ii) will appear in any advertising or promotion of Client or any affiliate of Client in any media now known or hereafter created including without limitation television, radio, print and online advertising; or

               (iii) will appear in connection with the manufacture, sale or promotion of products directed to pets (such as pet food, pet food bowls, pet food containers, pet toys, pet apparel, collars, leashes, litter boxes, pet furniture and cages, pet beds, pet ID tags and pet combs).

               (iv) will appear on products manufactured, developed or licensed exclusively for, and sold exclusively at The Disney Store retail stores.

        (d) Client will use commercially reasonable efforts to introduce the licensees of products directed to people working with Hakan under this agreement to appropriate personnel within the business operations of The Disney Store retail stores in the event that Client desires to develop products for sale exclusively at The Disney Store retail stores.

        (e) All licensing agreements shall be subject to the prior written approval of the Client as to form and substantive terms and Hakan shall not have the authority to bind Client to any contract or enter into any agreement on the behalf of Client. Client may withhold approval of any agreement in its sole and exclusive discretion. Client's approval of any license agreement shall conclusively be presumed by execution by the Client of such license agreement. Hakan will take all reasonable steps to see that all license agreements will be with responsible third parties, whose merchandise and activities are of high standard and whose merchandise is of such appearance and style as the enhance the value of the Symbol and whose policies of sale, distribution and exploitation will be of high standard. Each license agreement shall contain an appropriate provision for copyright and trademark labeling, indemnification and product liability insurance. Promptly upon execution of this Agreement, the parties will work to develop a standard licensing agreement.

        2.     DUTIES OF HAKAN:

        (a) Hakan shall render all services of this Agreement as an independent contractor. Nothing in this Agreement shall be construed to (i) create a partnership between the Client and Hakan, (ii) give either party the power to direct and control the day-to-day activities of the other, (iii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint undertaking, or (iv) allow Hakan to enter into any contract or agreement on behalf of the Company for any purpose whatsoever. All financial and other obligations associated with Hakan's business and obligations under this Agreement are the sole responsibility of Hakan. Such obligations shall include but not be limited to the production of style guides for merchandise containing the Symbol, coordination of retail promotional materials, development of Hakan's Pets.com trade show materials, and payment of New York Licensing Show trade show exhibition fees.

        (b) Hakan's duties under this Agreement include soliciting, negotiation and submitting to the Client opportunities for the licensing of the Symbol. Hakan agrees to use all diligent and reasonable efforts, consistent with good business practice, in such manner as to obtain the largest gross receipts from the licensing and exploitation of the rights covered by this Agreement as shall be reasonably possible and as shall be consistent with the premium quality and standards of the Symbol. Each License Agreement shall provide for all payments thereunder to be made to a separate bank account in Client's name and that the parties shall, promptly after execution of this Agreement, set forth mutually agreeable procedures to allow Hakan to withdraw funds from such account.

        (c) Hakan shall, on behalf of the Client, supervise the licensees pursuant to license agreements made in accordance with this Agreement to ensure full compliance and performance of all obligations and duties of the licensees thereunder; provided that the Client reserves the right to assert on its own behalf any and all of its rights as Licensor under the Licensing Agreements. Nothing in this Agreement shall be construed to permit or obligate Hakan to institute any legal action of any kind under any License Agreement.

        (d) Hakan shall promptly notify the Client of any actual or possible infringement of Client's rights in the Symbol or the rights granted to any licensee which may come to the notice of Hakan during the term of this Agreement. The Client and Hakan shall cooperate with each other regarding the Client's enforcement of its rights to the Symbol, provided that:

               (i) the Client shall not be bound to institute legal proceedings;

               (ii) the Client shall approve and conduct all legal proceedings relating to the Symbol at the Client's sole expense; and

               (iii) nothing in this Agreement shall be construed to permit or obligate Hakan to institute any legal action of any kind against any alleged infringer; and

               (iv) the Client shall, during the term of this Agreement and any extension or renewal thereof, reasonably defend the Symbol from infringement so as to preserve its value.

        (e) Hakan and its employees will in all instances refer to the Symbol as the "Pets.com Sock Puppet."

        (f) Hakan shall exhibit and promote products containing the Symbol at the New York Licensing show and such other trade shows and similar events as Hakan and Client may determine is in their mutual best interest.


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        (g) Hakan and Client shall cooperate to develop guidelines for the use of the Pets.com logo and/or trademark in connection with the Symbol, which guidelines shall be subject to the written approval of Client within its sole and exclusive discretion, and which may be modified by Client at any time.

        (h) Hakan shall bear its own expenses arising out of and relating to this Agreement. Without limiting the foregoing, Hakan shall be responsible for expenses incurred for the development and printing of style guides, appropriate licensing sales materials and New York licensing trade show exhibits.

        (i) Hakan shall use commercially reasonable efforts to obtain the cooperation of licensees to make available to Pets.com for distribution through its distribution channels (such as the Pets.com web site, the Amazon.com web site and The Disney Store online) those products containing the Symbol that Hakan generates licensing agreements for through its efforts hereunder.

        3.     COMPENSATION OF HAKAN:

        (a) As compensation for all services rendered and expenses incurred by Hakan in performing its duties under this Agreement, Hakan shall be entitled to retain [*] of all gross revenues received from Included Licensing Opportunities other than Excluded Revenues (as defined below) and other than Web/Disney Store Revenues (as defined below) during the term of this Agreement and any extension or renewal thereof; whether generated as a result of the efforts of Hakan or the Client. As used in this Agreement, "Excluded Revenues" means (i) all revenues derived from the sale or marketing of those products listed on Exhibit D and the following six (6) products currently under development by Client: Denim Shirt, Coffee Mug, Posters of outdoor advertising, Kids Watch, Picture Frames and Kids Back Pack and (ii) all revenue derived from the sale or marketing of any products within the Excluded Categories.

        (b) Hakan shall, following the payment of all expenses in connection with the collection of such damages, including attorney's and consultant's fees, be paid [*] of any damages or settlement proceeds recovered by Client in connection with any dispute with a third party relating to such third party's right to use the Symbol in connection with tangible consumer products directed to people.

        (c) "Web/Disney Store Revenues" means all revenues (except revenues from Excluded Categories) derived from the sale or marketing of any products containing the Symbol made through: (1) any web site owned or operated by Client, (2) any co-branded version of the Pets.com web site, (3) the web site of any affiliate or subsidiary of Client, (4) the Amazon.com web site, (5) The Disney Store, (6) The Disney Store online (collectively the "Web Sites"). Client agrees that the only tangible consumer products directed to people containing the Symbol, other than Excluded Categories (and other than those products which contain the Symbol which are listed on Exhibit D and the following six (6) products currently under development by Client: Denim Shirt, Coffee Mug, Posters of outdoor advertising, Kids Watch, Picture Frames and Kids Back Pack), sold at the Web Sites shall be those products licensed pursuant to the terms and conditions of this Agreement. As compensation for expenses incurred by Hakan in the promotion of the Symbol, Hakan shall be entitled to retain ten percent (10%) of gross Web/Disney Store Revenues derived from the sale of Included Licensing Opportunities.

        (d) The balance of such amounts shall be payable to the Client on a quarterly basis within forty five (45) days after the close of each calendar quarter during the term of this Agreement. Client shall have the right to terminate this Agreement in the event Hakan fails to make a timely payment or provide a required report if such failure is not cured within the ten (10) business days following written demand by Client.

        (e) Hakan shall submit a report of sales and royalties paid to the Client at the time payments are due hereunder, in the form, and containing such detail as the parties shall reasonably agree. The Client shall have the right to audit Hakan's books and records pertaining to activities under this Agreement, but not more frequently than annually, and not with less than five (5) business days written notice. Hakan agrees to pay the reasonable cost of any such audit if such audit finds that reported revenues for any quarter have been understated by more than five percent .

        (f) In the event that Hakan fails to make a payment or submit a report to the Client when due, Hakan shall have the right to cure such default within ten (10) business days from receipt of written notice from the Client

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 SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
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which states specifically the nature of the problem.

        (g) Upon the termination of this Agreement other than any termination by Client pursuant to Sections 3(b) or 7(e), Hakan shall be entitled to receive:

               (i) [*] of the gross royalty revenues and advances (other than those gross royalty revenues or advances for which Hakan is entitled to receive payment under Section 3(g)(ii) or 3(g)(iii)) either received by or due to the Client during the [*] following the termination date from all bona fide leads for which Hakan has notified Client in a timely manner pursuant to Section 7(d) that it has solicited business for the Client. Such payment shall be made quarterly and payment shall made within forty five (45) days of the end of the calendar quarter in which payment is actually received by Client;

               (ii) a trailing commission thereafter of [*] of the gross royalty revenues and advances generated from Included Licensing Opportunities other than Excluded Categories and other than Web/Disney Store Revenues received by or due to the Client during the greater of: (a) the [*] following the termination date; or (b) the remainder of the original term of such licensing agreements which have been originally entered into during the term of this Agreement; and

               (iii) a trailing commission thereafter of [*] of Web/Disney Store Revenues derived from the sale of Included Licensing Opportunities received by or due to the Client during the greater of: (a) the [*] following the termination date; or (b) the remainder of the original term of such licensing agreements which have been originally entered into during the term of this Agreement.

        4.     THE CLIENT'S DUTIES AND OBLIGATIONS:

        (a) All effort and expense to register the rights (patent, copyright, trademarks or similar rights) pertaining to the Symbol and the Marks undertaken by Client shall be at Client's expense and Hakan shall not be responsible for undertaking such activities, except that Hakan shall (without expense to Hakan) cooperate with Client to perfect and defend such registrations. Client shall retain all right, title and interest in and to the Symbol and the Marks. All use by Hakan of the Symbol and the Marks in connection with this Agreement shall inure to the benefit of Client. Except as explicitly provided in this Agreement, Hakan shall not, without the prior written approval of Client, use in any advertising, public announcement, press release or any other promotional endeavor the Symbol or the Marks. Hakan agrees that it will not in any jurisdiction use, register or otherwise appropriate any Symbol or Mark that is confusingly similar to the Symbol or the Marks.

        (b) The Client shall be responsible for the enforcement of all rights (patent, copyright, trademarks or similar rights) pertaining to the Symbol. The Client will reasonably defend its ownership of and rights in the Symbol and will take all measures which it, in its sole and exclusive discretion, determines are necessary and appropriate to ensure the best protection of these rights such as the application of patent, registrations for trademarks and/or enforcement actions.

        (c) The Client shall use all reasonable efforts to obtain the full cooperation of all of the Client's partners, affiliates and subsidiaries with Hakan.

        (d) The Client shall use commercially reasonable efforts to obtain agreements from Chiat and Sullivan Perkins assigning to Client any rights such parties may have in the Symbol.

        5. THE CLIENT'S WARRANTIES AND REPRESENTATIONS:

        (a)    Client represents and warrants that:

               (i) it has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; and

               (ii) the execution of this Agreement and the performance of its obligations and duties hereunder, do not and will not violate any agreement to which Client is a party or by which it is otherwise bound; and

*CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
 SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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               (iii) when executed and delivered, this Agreement will constitute a legal, valid and binding obligation of Client, enforceable against Client in accordance with its terms; and

               (iv) the Client has the full and absolute right to grant to Hakan the exclusive right to represent and license the Symbol in the manner permitted by this Agreement without obtaining any further consent from any of its affiliates, subsidiaries or any other third party; In the event of breach of this section 5(a)(iv) by Client, Hakan's sole remedy and Client's sole liability shall be indemnification of Hakan pursuant to Section 5(c); and

               (v) except as set forth on Exhibit C, to Client's knowledge, the Symbol is a valid trademark, service mark and commercial symbol owned by the Client and, to Client's knowledge, no other person has any rights therein; and

               (vi) except as set forth on Exhibit C, to Client's knowledge, there are no infringing uses with respect to the Symbol and, to Client's knowledge, each component of the Symbol is valid and does not infringe upon any trademarks, copyrights or other license rights of any one; and

               (vii) Client has not granted to any party other than Hakan any right that conflicts with the rights of Hakan pursuant to this Agreement (except in connection with the sale via the Client website of (1) the products listed on Exhibit D and (2) the following six (6) products currently being developed by
Client: Denim Shirt, Coffee Mug, Posters of outdoor advertising, Kids Watch, Picture Frames and Kids Back Pack).

        (b) The Client will indemnify, defend (using attorneys reasonably acceptable to Hakan) and hold harmless Hakan and all of its officers, directors, agents, contractors, attorneys and employees, together with all successors and assigns of said parties, from and against any claim, liability cost or expense, including without limitation reasonable attorney's fees, incurred by said parties arising from the breach by the Client of any warranty or representation made in this Agreement; provided that Hakan provides Client with (i) prompt written notice of such claim or action, (ii) sole control and authority over the defense or settlement of such claim and (iii) proper and full information and reasonable assistance to defend and/or settle any such claim or action.

        (c) The Client will, at its expense, defend Hakan (using attorneys reasonably acceptable to Hakan) and all of its officers, directors, agents, contractors, attorneys and employees, together with all successors and assigns of said parties, from and against any claim against by said parties based upon the infringement or unfair competition through the use or license of the Symbol; and Client shall pay any money damages awarded as a result of such claim; provided that Hakan provides Client with (i) prompt written notice of such claim or action, (ii) sole control and authority over the defense or settlement of such claim and (iii) proper and full information and reasonable assistance to defend and/or settle any such claim or action.

        6.     HAKAN WARRANTIES AND REPRESENTATIONS:

        Hakan warrants and represents unto the Client as follows:

        (a) Hakan represents and warrants that: (a) it has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; (b) the execution of this Agreement and the performance of its obligations and duties hereunder, do not and will not violate any agreement to which Hakan is a party or by which it is otherwise bound; and
(c) when executed and delivered, this Agreement will constitute a legal, valid and binding obligation of Hakan, enforceable against Hakan in accordance with its terms.

        (b) Hakan will indemnify, defend (using attorneys reasonably acceptable to Client) and hold the Client and all of its officers, directors, agents, contractors, attorneys and employees, together with all successors and assigns of said parties harmless from and against any and all liability, cost and expense, including legal fees, incurred by or charged against the Client resulting from the breach by Hakan of any representation or warranty made by Hakan under the terms of this Agreement.

        (c) Hakan also will indemnify, defend (using attorneys reasonably acceptable to Client) and hold harmless the Client and all of its officers, directors, agents, contractors, attorneys and employees, together with all successors and assigns of said parties from and against any and all liability, cost and expense, including legal fees, resulting from Hakan's acts and omissions in the performance of this Agreement which cause damage or injury to the

Client or any third persons.

        (d) Hakan shall not assert any right or title to or interest in or directly or indirectly challenge the validity, ownership or title of Client to the Symbol or the Marks. Hakan shall not take any action which might dilute or lessen Client's rights, title or interest in any Symbol or the Marks. Any variation, modification or derivative work of the Symbol or the Marks made by either party in connection with this agreement shall be the sole and exclusive property of Client. Hakan hereby assigns to Client all right, title and interest in and to any variation, modification or derivative work of the Symbol or the Marks made by Hakan or its employees, consultants, independent contractors or any third party working with Hakan in connection with this Agreement. Hakan represents and warrants that all employees, consultants, independent contractors and third parties who develop any variation, modification or derivative work of the Symbol or Marks in connection with this Agreement shall execute a written agreement with Hakan assigning to Hakan all right, title and interest in and to such variation, modification or derivative work or the Symbol or Marks. Use of the Symbol and the Marks by Hakan shall be solely as a licensing representative pursuant to this agreement.

        7.     TERM:

        (a) This Agreement shall be in effect for an initial term starting on March 15, 2000 and ending on March 31, 2003, unless sooner terminated as set forth herein.

        (b) If Hakan has generated less than [*] in accrued gross revenues and/or royalty guarantees from licensing Agreements made pursuant to this Agreement prior to June 30, 2001, then Client shall have the right to terminate this Agreement upon written notice to Hakan, provided that such notice is given prior to October 1, 2001.

        (c) The parties will meet at a mutually agreed upon time at least one hundred and twenty (120) days prior to the end of the initial term, or any extension or renewal term, of this Agreement to discuss and negotiate in good faith the renewal term. At the end of the initial term of this Agreement, this Agreement shall automatically renew for an additional term of three (3) years unless either party gives written notice to the other party at least sixty (60) days prior to the end of the initial term indicating that, in good faith, it is not satisfied with the discussions between the parties regarding the renewal term.

        (d) Upon March 31 and September 30 of each year during the term of this Agreement, and upon termination of this Agreement, Hakan shall provide Client with a written list of all parties which Hakan has solicited for business on behalf of the Client.

        (e) This Agreement may be terminated at any time by a party, effective immediately upon notice, if the other party: (a) files a petition in bankruptcy,
(b) makes an assignment for the benefit of its creditors, or (c) breaches any of its material responsibilities or obligations under the Agreement which breach is not remedied within thirty (30) days from receipt of written notice of such breach if such breach is capable of being cured.

        (f) The following sections shall survive the termination or expiration of this Agreement: 3(e), 5, 6, 7(f), and 8-11.

        8.     GENERAL TERMS:

        (a) This writing represents and expresses the entire and final understanding of the parties regarding the subject matter contained therein. All prior negotiations and preliminary agreements are merged into and superseded by this Agreement. None of the provisions of this Agreement can be modified or amended except by written agreement executed by all parties to this Agreement.

        (b) No waiver by either party, whether expressed or implied, of any of the provisions of this Agreement or of any breach or default hereto shall constitute a continuing or future waiver of such provisions. Nor shall a waiver by either party prevent that party from enforcing any and all provisions of this Agreement or from acting upon the same for a subsequent breach or default of the other party.

        (c) This Agreement is made pursuant to the laws of the State of California and it is agreed that the

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


laws of that State shall control in the enforcement and understanding of this Agreement.

        (d) This Agreement may not be assigned by either party without the prior written consent of the other, provided, however, that either party may assign this Agreement to any successor by way of merger, acquisition or sale of all or substantially all of the assets of said party.

        (e) This Agreement shall be binding upon the successors and permitted assigns of the parties.

        (f) UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF ANTICIPATED PROFITS OR LOST BUSINESS.

        (g) Neither Hakan nor any of its affiliates or subsidiaries shall issue any press release or similar announcement in connection with this Agreement or any license agreements entered into in connection with this Agreement without the prior written consent of Client.

        9.     NOTICES:

        Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, in the English language, and shall be deemed to be fully given when personally delivered or sent by confirmed facsimile or two days after being sent by commercial courier to the addresses first set forth above, which may be changed from time to time pursuant to ten days' advance notice hereunder.

        10.    DISPUTE RESOLUTION:

        (a) In the event of a dispute between the parties, Hakan and the Client agree to attempt to resolve the dispute by a face-to-face meeting with a qualified mediator to be chosen by mutual agreement.

        (b) Except for any dispute arising in whole or in part under Section 4(a), 4(b) or 6(d) of this Agreement, in the event that the dispute can not be resolved by mediation, either by a failure to promptly cooperate in the mediation process or otherwise, the parties agree that the dispute shall be resolved by binding arbitration under the governing rules of the American Arbitration Association.

        (c) The mediation or arbitration shall be conducted in the State of the party who will be the respondent in that action. For example, if Hakan requests the mediation or arbitration, it will be conducted in the state where the Client has its notice address, and if the Client makes the request for arbitration, it will be conducted in Kansas. The costs of the mediation and/or arbitration shall be shared equally and each party shall bear its own attorney fees.

        11.    CONFIDENTIALITY:

The parties hereby acknowledge that in the course of activities under this Agreement each of them may have access to confidential and proprietary information which relates to the other party's marketing, business, and technology (the "Confidential Information"). Each party agrees to: (a) preserve and protect the confidentiality of the other party's Confidential Information:
(b) refrain from using the other party's Confidential Information except as contemplated herein; and (c) not disclose such Confidential Information to any third party except as is reasonably required in connection with the exercise of its rights and obligations under this Agreement (and only subject to binding use and disclosure restrictions at least as protective as those set forth herein). Notwithstanding the foregoing, either party may disclose Confidential Information of the other party which is: (i) already publicly known; (ii) discovered or created by the receiving party without reference to the Confidential Information of the disclosing party, as shown in records of the receiving party; (iii) otherwise known to the receiving party through no wrongful conduct of the receiving party, (iv) required in order to enforce such party's rights under this Agreement, or (v) required to be disclosed by law or court order. Moreover, any party hereto may disclose any Confidential Information hereunder to such party's agents, attorneys, lenders, accountants, financial advisors and other representatives or any court of competent jurisdiction or any other party empowered hereunder or as reasonably required to resolve any dispute between the parties hereto. Each party shall treat the terms of this Agreement as

"Confidential Information." Hakan acknowledges and agrees that all information relating to licensing agreements made in accordance with this Agreement, whether generated by Hakan or Client, shall be deemed to be "Confidential Information" of Client.

        IN WITNESS WHEREOF, the parties have executed this agreement intending to be legally bound.

HAKAN:                                      THE CLIENT:

Brian P. Hakan and Associates                      Pets.com, Inc.



By: /s/ Brian P. Hakan                      By: /s/ Chris Deyo
   --------------------------------            ---------------------------------
        Brian P. Hakan, President                  Chris Deyo, President


Date: 3/20/00                               Date: 3/21/00
     ------------------------------              -------------------------------

                                    EXHIBIT A

                                   The Symbol

Pets.com Sock Puppet

                                    EXHIBIT B

                                    The Marks

The Pets.com logo

                                    EXHIBIT C

                               Disclosure Schedule

1. Client received a letter dated February 22, 2000 from Robert Smigel pursuant to which Mr. Smigel claims that the Symbol infringes the rights of Mr. Smigel.

2. Client engaged TBWA/CHIAT/DAY, Inc. ("Chiat") in connection with the development of the Symbol and certain advertising and promotions of Client including the Symbol. Client does not have an agreement with Chiat under which the rights to Symbol are assigned to Client. Thus, Chiat may own certain rights in the Symbol, including copyright and trademark rights.

3. Client engaged Sullivan Perkins in connection with the development of certain products containing the Symbol. Client does not have an agreement with Sullivan Perkins under which the rights to the embodiments of the Symbol developed by Sullivan Perkins are assigned to Client. Thus, Sullivan Perkins may own certain rights in the Symbol, including copyright and trademark rights.

4. Client executed an agreement dated October 12, 1999 with Macy's East, Inc. under which Macy's developed and provided a balloon in the Macy's Thanksgiving Day Parade. Pursuant to this Agreement, neither Client nor Macy's may use the balloon embodiment of the Symbol without the written permission of the other party.

The foregoing information is provided solely for the purpose of the disclosure of information to Hakan and shall not be construed as an admission on the part of Client that any of the above parties have valid claims to any rights in or to the Symbol or any embodiments thereof.

                                    EXHIBIT D

              Products Directed To People Which Contain The Symbol
             And Which Are Currently Sold Via The Pets.com Web Site


Adult Sweatshirt
Child Sweatshirt
Adult Polar Fleece
Adult T-Shirt
Child T-Shirt
Adult Cap
Child Cap
Adult Watch